UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 4, 2008

Date of Report (Date of earliest event reported)

SILVERGRAPH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-30951 Commission File No.	67-0695367 (I.R.S. Employer Identification No.)

11919 Burke Street, Santa Fe Springs, CA  90670-2507

(Address of principal executive offices)

562-693-3737

(Registrant’s telephone number)

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report references to “Silvergraph” “we,” “us,” and “our” refer to Silvergraph International, Inc.

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

On August 31, 2008 Silvergraph and the holders of the 7% Notes due August 31, 2008 entered into a 3rd Amendment to the 7% Notes due August 31, 2008 that materially modifies the Notes according to the following:

1.

Section 3.0 of the Note entitled Prepayment. The entire section of shall be deleted and the following paragraph inserted.

Subject to Section 5(b) hereof, the Borrower may prepay the Note in cash in an amount equal to the principal and accrued interest (“Prepayment”). Other than as set forth in Section 5(a) and 5(b) hereof, the Borrower may not prepay the Note.

2.

Section 5.0(b) of the Note entitled Mandatory Conversion. The entire section shall be deleted and the following paragraphs inserted.

Simultaneous with the closing of a transaction whereby the Company combines via merger, acquisition, reverse merger or similar process with a private company (“Merger”), this Note and accrued but unpaid interest shall immediately and automatically convert into fully paid and nonassessable shares of Common Stock in accordance with the following:

(i)  Should the Holder at its discretion decline Borrower’s offer of Prepayment, if any, within three (3) days of receipt of written Prepayment notice from Borrower, then the conversion price shall be equal to fifty percent (50%) of the purchase price of common stock or the conversion price as the case may be paid by Investor(s) in a transaction closing simultaneously with a Merger (“Outside Investor”) or in the case where a Merger is completed without a simultaneous transaction with an Outside Investor, then the conversion price shall be equal to fifty percent (50%) of four multiplied by the EBITDA of the private company for the trailing twelve month period.

(ii) Should the Holder at its discretion accept Borrower’s offer of Prepayment, if any, within three (3) days of receipt of written Prepayment notice from Borrower, then the Holder shall be entitled to Common Stock in amount equal to the amount of principal and accrued interest of the Note outstanding immediately preceding Prepayment divided by the purchase price of common stock or the conversion price as the case may be paid by Investor(s) in a transaction closing simultaneously with a Merger (“Outside Investor”) or in the case where a Merger is completed without a simultaneous transaction with an Outside Investor, then the conversion price shall be equal to four multiplied by the EBITDA of the private company for the trailing twelve month period.

(iii) If the Borrower does not provide Holder the option of Prepayment, then the conversion price shall be equal to twenty five percent (25%) of the purchase price of common stock or the conversion price as the case may be paid by Investor(s) in a transaction closing simultaneously with a Merger (“Outside Investor”) or in the case where a Merger is completed without a simultaneous transaction an with Outside Investor, then the conversion price shall be equal to twenty five percent (25%) of four multiplied by the EBITDA of the private company for the trailing twelve month period.

Upon the Mandatory Conversion, this Note shall cease to exist and all rights and obligations of the Borrower and Holder shall terminate.

2.

Section 2.0 of the Note entitled Maturity. The Maturity Date shall be extended from August 31, 2008 to October 31, 2008.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibits

No.

Description

10.1

3rd Amendment to the 7% Notes due August 31, 2008

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERGRAPH INTERNATIONAL, INC.

By: James R. Simpson

      James R. Simpson, Chief Executive Officer

Date: September 4, 2008

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